Exhibit 32.1

CERTIFICATION

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, each of the undersigned officers of Alliance Network Communications Holdings, Inc.., (the “Company”), does hereby certify, to each such officer’s knowledge, that:

(1)    The annual Report on form 10-K of the Company for the annual period ended December 31, 2009 (“the Report”) fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934 (15 U.S.C. 78m); and

(2)    The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Dated: May 14, 2010	By:	/s/ Boris Rubizhevsky
Boris Rubizhevsky Chief Executive Officer

Dated: May 14, 2010	By:	/s/ Jan E. Chason
Jan E. Chason Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.